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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-31932, 33-40222, 33-41854 and 33-43856) and in the related
Prospectuses, and in the Registration Statements (Form S-8 Nos. 33-31439, 33-33887, 33-34112, 33-34834, 33-44519, 33-58929, and 333-04021) pertaining to the 1987 Stock Option Plan of MagneTek, Inc., the MagneTek, Inc. FlexCare Plus Retirement Savings Plan, the 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the MagneTek Unionized Employee Savings Plan, the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the Second Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., and the MagneTek, Inc. Non-Employee Director Stock Option Plan, of our reports dated August 20, 1996, except for the second paragraph of Note 4, as to which the date is September 16, 1996, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1996.





St. Louis,Missouri
September 27, 1996